EXHIBIT 32.1

                  Certification of Principal Executive Officer
                         and Principal Financial Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)

      I, Irwin Balaban, Chief Executive Officer and Principal Financial and Accounting Officer of Robocom Systems International Inc. (the "Registrant"), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-QSB for the quarterly period ended November 30, 2005 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


                                          By: /s/ Irwin Balaban
                                              ----------------------------------
                                              Name:  Irwin Balaban
                                              Title: Chief Executive Officer and
                                                     Principal Financial and
                                                     Accounting Officer

January 17, 2006

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A signed  original  of this  written  statement  required  by Section 906 of the
Sarbanes-Oxley Act of 2002 has been provided to Robocom Systems International Inc. and will be retained by Robocom Systems International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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